FIRST TRUST ENERGY INCOME AND GROWTH FUND
                                187 Danbury Road
                           Wilton, Connecticut 06897


March 19, 2013


Dear Shareholders:

I am pleased to announce that the Board of Trustees of First Trust Energy Income and Growth Fund (NYSE MKT: FEN) has recently approved certain clarifications to the Fund's derivatives investment strategy to clarify the ability of the Fund to utilize total return swaps for investment, hedging and risk management purposes. On or about May 22, 2013, the Fund may utilize total return swaps for investment, hedging and risk management purposes.

Accordingly, the Fund's prospectus has been updated to state the following under "HEDGING AND STRATEGIC TRANSACTIONS."

      The Fund may, but is not required to, use various hedging and strategic transactions to seek to reduce interest rate risks arising from any use of Financial Leverage, to facilitate portfolio management and to mitigate risks, including interest rate, currency and credit risks. The Fund currently writes (or sells) covered call options on the common stock of energy companies held in the Fund's portfolio. Call options are contracts representing the right to purchase a common stock at a specified price (the "strike price") at a specified future date (the "expiration date"). The price of the option is determined from trading activity in the broad options market, and generally reflects the relationship between the current market price for the underlying common stock and the strike price, as well as the time remaining until the expiration date. The Fund will write call options only if they are "covered." In the case of a call option on a common stock or other security, the option is "covered" if the Fund owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or other assets determined to be liquid by the Sub-Advisor (in accordance with procedures established by the Board of Trustees) in such amount are segregated by the Fund's custodian) upon conversion or exchange of other securities held by the Fund.

      The Fund may purchase and sell other derivative investments such as total return and equity swaps, exchange-listed and over-the-counter put and call options on securities, energy-related commodities, equity, fixed income and interest rate indices, currencies, and other financial instruments, purchase and sell financial futures contracts and options thereon, and enter into various interest rate transactions such as swaps, caps, floors or collars or credit transactions and credit default swaps. The Fund also may purchase derivative investments that combine features of these instruments. Collectively, all of the above are referred to as "Strategic Transactions." The Fund generally seeks to use these instruments and transactions as a portfolio management or hedging technique to seek to protect against possible adverse changes in the market value of securities held in or to be purchased for the Fund's portfolio, protect the value of the Fund's portfolio, facilitate the sale of certain securities for investment purposes, manage the effective interest rate and currency exposure of the Fund, or establish positions in the derivatives markets as a temporary substitute for purchasing or selling particular securities. For purposes of determining the Fund's compliance with the investment requirements relating to MLP and MLP-related entities, the Fund values Strategic Transactions based upon their respective current fair market


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      values. In prior fiscal years, the Fund has entered into interest rate swaps. During the fiscal year ended November 30, 2012, the Fund wrote covered call options on the common stocks of energy companies held in the Fund's portfolio.

Additionally, the Fund's prospectus has been updated to state the following under "SPECIAL RISK CONSIDERATIONS."

      Derivatives Risk: The Fund may enter into total return swaps, credit default swaps or other types of swaps, options, forwards and combinations thereof and related derivatives for the purpose of hedging and risk management. These transactions generally provide for the transfer from one counterparty to another of certain risks inherent in the ownership of a financial asset such as a common stock or debt instrument. Such risks include, among other things, the risk of default and insolvency of the obligor of such asset, the risk that the credit of the obligor or the underlying collateral will decline or the risk that the common stock of the underlying issuer will decline in value. The transfer of risk pursuant to a derivative of this type may be complete or partial, and may be for the life of the related asset or for a shorter period. These derivatives may be used for investment purposes or as a risk management tool for a pool of financial assets, providing the Fund with the opportunity to gain or reduce exposure to one or more reference securities or other financial assets without actually owning or selling such assets in order, for example, to increase or reduce a concentration risk or to diversify a portfolio. Conversely, these derivatives may be used by the Fund to reduce exposure to an owned asset without selling it. Furthermore, the ability to successfully use hedging and interest rate transactions depends on the Sub-Advisor's ability to predict pertinent market movements, which cannot be assured. Thus, the use of derivatives for hedging and interest rate management purposes may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Fund can realize on an investment, or may cause the Fund to hold a security that it might otherwise sell. Additionally, amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to hedging and strategic transactions are not otherwise available to the Fund for investment purposes. As the writer of a covered call option, the Fund forgoes, during the option's life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the strike price of the call, but has retained the risk of loss should the price of the underlying security decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price.

First Trust Advisors L.P., the Fund's investment advisor, along with its affiliate First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management and financial advisory services, with collective assets under management or supervision of approximately $69 billion as of February 28, 2013 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts.

Energy Income Partners, LLC ("EIP") serves as the Fund's investment sub-advisor and provides advisory services to a number of investment companies and partnerships for the purpose of investing in MLPs and other energy infrastructure securities. EIP is one of the early investment advisors specializing in this area. As of November 30, 2012, EIP managed or supervised approximately $2.8 billion in client assets.

Past performance is no assurance of future results. Investment return and principal value of an investment in the Fund will fluctuate. Shares, when sold, may be worth more or less than their original cost. This closed-end fund invests in a portfolio consisting primarily of securities issued by MLPs. Investment in


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the Fund involves risks of fluctuations in energy prices, decreases in the supply of or demand for energy commodities, increased government regulation, national disasters and various other risks. The use of leverage for investment purposes increases both investment opportunity and investment risk. The risks of investing in the Fund are spelled out in the prospectus, shareholder report and other regulatory filings.

The Fund's daily closing price and daily net asset value per share as well as other information are available at www.ftportfolios.com or by calling 1-800-988-5891.

Sincerely,

/s/ James A. Bowen

James A. Bowen
Chairman of the Board of Trustees of First Trust Energy Income and Growth Fund







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